UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

(Rule 14a-101)

SCHEDULE 14A INFORMATION

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Innodata Isogen, Inc.

(Name of Registrant as Specified In Its Charter)

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Three University Plaza

Hackensack, New Jersey 07601

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD JUNE 5, 2012

To the Stockholders of Innodata Isogen, Inc.:

The Annual Meeting of Stockholders of Innodata Isogen, Inc. (the "Company") will be held at Innodata Isogen, Inc., Three University Plaza, Hackensack, New Jersey 07601 at 11:00 A.M. on June 5, 2012, for the following purposes:

(1)	To elect seven directors of the Company to hold office until the next Annual Meeting of Stockholders and until their successors have been duly elected and qualified;

(2)	To ratify the selection and appointment by the Company's Board of Directors of J.H. Cohn LLP, independent registered public accounting firm, as auditors for the Company for the year ending December 31, 2012;

(3)	To approve, on an advisory basis, the Company’s executive compensation;

(4)	To approve an amendment to the Company’s Certificate of Incorporation to change the Company’s name from Innodata Isogen, Inc. to Innodata Inc.; and

(5)	To consider and transact such other business as may properly come before the meeting or any adjournments thereof.

A Proxy Statement, form of Proxy, and the Annual Report to Stockholders of the Company for the year ended December 31, 2011 are enclosed herewith. Only holders of record of Common Stock of the Company at the close of business on April 9, 2012 will be entitled to notice of, and to vote at, the Annual Meeting and any adjournments thereof. A complete list of the stockholders entitled to vote will be available for inspection by any stockholder during the meeting; in addition, the list will be open for examination by any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting at the office of the Secretary of the Company, located at Three University Plaza, Hackensack, New Jersey 07601.

By Order of the Board of Directors

/s/ Amy R. Agress

Amy R. Agress
Vice President, General Counsel and Secretary

Hackensack, New Jersey

April [23], 2012

All stockholders are cordially invited to attend the Meeting. If you do not expect to be present, please sign and date the enclosed form of Proxy and return it promptly using the enclosed envelope. No postage is required if mailed in the United States. Any person giving a Proxy has the power to revoke it at any time prior to its exercise and if present at the Meeting may withdraw it and vote in person.

Voting in Person at the Meeting

Registered holders can vote in person. Beneficial owners must obtain a proxy from their brokerage firm, bank, or other holder of record and present it to the inspector of elections with their ballot in order to be able to vote shares in person at the meeting. Voting in person will replace any previous votes submitted by Proxy.

Attendance at the Meeting is limited to stockholders, their proxies and invited guests of the Company.

Important Notice Regarding the Availability of Proxy Materials for the

2012 Annual Meeting of Stockholders to be held on June 5, 2012

We have elected to provide access to our Proxy materials both by sending you this full set of Proxy materials, including a Proxy card, and by notifying you of the availability of our Proxy materials on the Internet.

This Proxy Statement and the 2011 Annual Report are available on the Internet at: http://www.innodata.com/proxy

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INNODATA ISOGEN, INC.

Three University Plaza

Hackensack, New Jersey 07601

PROXY STATEMENT

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Innodata Isogen, Inc. (the "Company") of Proxies in the form enclosed. Such Proxies will be voted at the Annual Meeting of Stockholders of the Company to be held at Innodata Isogen, Inc., Three University Plaza, Hackensack, New Jersey 07601 at 11:00 A.M. on June 5, 2012 (the "Meeting") and at any adjournments thereof for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders.

This Proxy Statement and accompanying Proxy are being mailed on or about May 4, 2012 to all stockholders of record on April 9, 2012 (the "Record Date").

Any stockholder giving a Proxy has the power to revoke the same at any time before it is voted. The cost of soliciting Proxies will be borne by the Company. The Company has an arrangement with Eagle Rock Proxy Advisors in connection with the solicitation of Proxies. Following the mailing of the Proxy materials, solicitation of Proxies may be made by Eagle Rock Proxy Advisors, and officers and employees of the Company by mail, telephone, facsimile, electronic communication or personal interview. Properly executed Proxies will be voted in accordance with instructions given by stockholders at the places provided for such purpose in the accompanying Proxy and, as to any other matter properly coming before the Meeting (none of which is presently known to the Board of Directors), in accordance with the judgment of the persons designated as proxies. Unless contrary instructions are given by stockholders, persons named in the Proxy intend to vote the shares represented by such Proxies for the election of the seven nominees for director named herein, for the selection of J.H. Cohn LLP as independent auditors, for the approval, on an advisory basis, of the Company’s executive compensation as disclosed in these materials, and for the approval of an amendment to the Company’s Certificate of Incorporation to change the Company’s name from Innodata Isogen, Inc. to Innodata Inc. The current members of the Board of Directors presently hold voting authority for Common Stock representing an aggregate of 2,506,776 votes, or approximately [10.12]% of the total number of votes eligible to be cast at the Meeting. The members of the Board of Directors have indicated their intention to vote affirmatively on all of the proposals.

VOTING SECURITIES

Stockholders of record as of the close of business on the Record Date will be entitled to notice of, and to vote at, the Meeting or any adjournments thereof. On the Record Date there were [24,766,609] outstanding shares of common stock, par value $.01 per share (the "Common Stock"). Each holder of Common Stock is entitled to one vote for each share held by such holder. The presence, in person or by Proxy, of the holders of a majority of the outstanding shares of Common Stock is necessary to constitute a quorum at the Meeting. Proxies submitted which contain abstentions or broker non-votes will be deemed present at the Meeting in determining the presence of a quorum.

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PROPOSAL 1. ELECTION OF DIRECTORS

It is the intention of the persons named in the enclosed form of Proxy, unless such form of Proxy specifies otherwise, to nominate and to vote the shares represented by such Proxy for the election as directors of Jack S. Abuhoff, Haig S. Bagerdjian, Louise C. Forlenza, Stewart R. Massey, Todd H. Solomon, Anthea C. Stratigos and Andargachew S. Zelleke to hold office until the next Annual Meeting of Stockholders and until their respective successors shall have been duly elected and qualified. Each of the nominees named below with the exception of Dr. Zelleke currently serves as a director of the Company and was elected at the Annual Meeting of Stockholders held on June 7, 2011. The Company has no reason to believe that any of the nominees will become unavailable to serve as director for any reason before the Meeting. However, in the event that any of them shall become unavailable, each of the persons designated as proxy reserves the right to substitute another person of his or her choice when voting at the Meeting. Below is the biographical and other information about the nominees. Following each nominee’s biographical information, we have provided information concerning the particular experience, qualifications, attributes and/or skills that led the Nominating Committee and the Board of Directors to determine that each nominee should serve as a director.

Jack S. Abuhoff, age 51, has been President and Chief Executive Officer of the Company since September 15, 1997, and a director of the Company since its founding in 1988. Mr. Abuhoff has been the Chairman of the Company’s Board of Directors since May 2001. From 1995 to 1997 he was Chief Operating Officer of Charles River Corporation, an international systems integration and outsourcing firm. From 1992 to 1994, Mr. Abuhoff was employed by Chadbourne & Parke, LLP, in connection with its joint venture with Goldman Sachs to develop capital projects in China. Mr. Abuhoff is a trustee on the Board of Trustees of the Harvard Law School Association of New Jersey. He practiced international corporate law at White & Case LLP from 1986 to 1992. Mr. Abuhoff holds an A.B. degree in English from Columbia College (1983), and a J.D. degree from Harvard Law School (1986).

Key Experience, Attributes and Skills:

Mr. Abuhoff has knowledge of the Company, its clients and the industries the Company serves, both from an historical and a current perspective, as well as leadership and management skills, international experience, and experience in providing outsourced services.

Haig S. Bagerdjian, age 55, has served as one of the Company’s directors since June 2001. He has also been Chairman of the Board of Point.360 (Nasdaq: PTSX), a provider of video and film asset management services to owners, producers and distributors of entertainment and advertising content, since September 2001, and its President and Chief Executive Officer since October 2002. From 1991 to 2002, Mr. Bagerdjian served in various executive management positions at Syncor International Corporation (Nasdaq: SCOR), a leading provider of radiopharmaceuticals, comprehensive nuclear pharmacy services and medical imaging services, including: Executive Vice President, President and Chief Executive Officer of Syncor Overseas, Ltd., Chairman and Chief Executive Officer of Syncor Pharmaceuticals, Inc., Chief Legal Officer, and Senior Vice President, Business Development. Mr. Bagerdjian also served as a director of Advanced Machine Vision Corporation (Nasdaq: AMVC) from 1997 until 2001. Mr. Bagerdjian received a B.A. degree in International Relations and Slavic Languages and Literature, and Certificates in Russian Studies, Strategic Defense and National Security, from the University of Southern California (1983), and a J.D. degree from Harvard Law School (1986). He is admitted to the State Bar of California.

Key Experience, Attributes and Skills:

Mr. Bagerdjian has leadership experience as a Chairman, CEO and President of a public company. He has public company board experience, as well as experience in international operations, mergers and acquisitions, compensation and governance, and provides diversity of background and viewpoint.

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Louise C. Forlenza, age 62, has served as one of the Company’s directors since October 2002. From 1994 to the present, Ms. Forlenza has been providing audit consultancy, management advisory, and tax planning services to a diverse group of corporate clients. From 1987 through 1992, she was the Chief Financial Officer and Chief Operating Officer of Intercontinental Exchange Partners, an international foreign exchange company, and served as a director and as chair of its International Audit Committee. Prior to joining Intercontinental, Ms. Forlenza was Chief Financial Officer of Bierbaum-Martin, a foreign exchange firm. Ms. Forlenza participates actively in various not-for-profit and philanthropic organizations including as benefit chair for Greenwich Hospital and as Director and Treasurer of The Acting Company, a New York City-based promoter of arts and literacy founded in 1972 by actor John Houseman. Ms. Forlenza also serves on the executive, compensation and finance committees of The Acting Company. She is a Certified Public Accountant and served on the faculty of the accounting department of Iona College from 1981 to 1982. Ms. Forlenza received a B.B.A. degree in Accounting from Iona College (1971).

Key Experience, Attributes and Skills:

Ms. Forlenza satisfies the financial literacy requirements of Nasdaq and has been determined to be an “audit committee financial expert” under the SEC’s rules and regulations. A Certified Public Accountant and a former CFO, she has a background in accounting, audit, tax planning and foreign exchange planning, and provides diversity of background and viewpoint.

Stewart R. Massey, age 55, has served as one of the Company’s directors since March 2009. Mr. Massey co-founded Massey, Quick and Co. LLC in 2004 after a 24-year career on Wall Street. Massey Quick currently oversees in excess of $3.0 billion in investment assets for endowments, foundations and wealthy families. He joined Morgan Stanley’s Private Client Group in 1983 after four years with Dean Witter Reynolds.  From 1988 through 1993, he was based in Hong Kong and led Morgan Stanley’s private client businesses in Asia, Australia, and Japan. Mr. Massey was Head of Japanese Equity Sales in New York from 1993 through 1996, and returned to Tokyo as Head of Institutional Equity Sales and Global Head of Japanese Equities in 1996. Mr. Massey served as President and CEO of Robert Fleming, Inc. in 1997 and 1998.  At Fleming, he had regional responsibility for equity sales and trading, research, capital markets, investment banking, and asset management in the Americas, serving on the Board of Directors and Executive Committee of the parent company in London. Mr. Massey returned to Morgan Stanley in September of 1998 as a Managing Director and Head of Institutional Sales, Marketing, and Product Development for the firm’s prime brokerage business. He later served as the senior relationship manager for a number of Morgan Stanley’s most prominent institutional global clients. Mr. Massey holds a B.A. degree in History from The College of Wooster (1974), where he has served as a Trustee since 1987.  As a member of Wooster’s Board of Trustees, he was Chair of the Investment Committee and a member of the Executive Committee for 15 years.  Mr. Massey serves on the investment committees of Hobart and William Smith Colleges, The Visiting Nurse Association of Somerset Hills and St. Mary’s Abbey Delbarton. Mr. Massey was honored as one of the top 100 independent investment advisors in America by Barron’s Magazine in 2010 and 2011.

Key Experience, Attributes and Skills:

Mr. Massey has leadership experience as a CEO and a senior executive officer. He has financial management expertise, as well as compensation, mergers and acquisitions, investment advisory, board, governance and international experience, and provides diversity of background and viewpoint.

Todd H. Solomon, age 50, has served as one of the Company’s directors since October 2008. Since founding Innodata Isogen in 1988, Mr. Solomon served as a director and officer of the company at various times through 2005. He is a private investor, investment manager and venture capitalist and divides his time between Las Vegas, the Philippines and Bali, Indonesia. Mr. Solomon holds an A.B. degree in History and Physics from Columbia College (1986).

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Key Experience, Attributes and Skills:

As former CEO of the Company, Mr. Solomon has leadership experience, international operations experience, and knowledge about the industries the Company serves. In addition, he brings investment, foreign exchange and compensation experience, as well as financial expertise.

Anthea C. Stratigos, age 51, has served as one of the Company’s directors since March 2009. Ms. Stratigos is co-founder and CEO of Outsell, Inc. (founded in 1994), a leading research and advisory firm that focuses exclusively on the information and publishing industries, providing analysis and recommendations for high-level executives regarding markets, trends, benchmarks and best practices. She is Outsell’s primary spokesperson, and chairs Outsell’s Leadership Council, a member-service for CEOs and senior executives of publishing and information-provider firms. Ms. Stratigos holds a B.S. degree in Communication from Stanford University (1983) and graduated from the Executive Marketing Program at Harvard University (1992).

Key Experience, Attributes and Skills:

As CEO and founder of Outsell, Ms. Stratigos brings significant current knowledge about the direction and needs of the information and publishing industries, the Company’s primary market, leadership, marketing and entrepreneurial skills, and provides diversity of background and viewpoint.

Andargachew S. Zelleke, age 50, has been nominated to serve as one of the Company’s directors effective June 5, 2012. In July 2011 Dr. Zelleke was appointed the MBA Class of 1962 Senior Lecturer of Business Administration at the Harvard Business School, and presently serves in that role. From July 2007 through June 2011, he was a lecturer in public policy at the Harvard Kennedy School, serving for two of those years as Co-Director of the Harvard Kennedy School’s Center for Public Leadership. Since July 2008, Dr. Zelleke has served as founding Faculty Chair of the Harvard Kennedy School’s Latino Leadership Initiative. From July 2003 through June 2007, Dr. Zelleke was a lecturer at the University of Pennsylvania's Wharton School, where he twice won the Whitney Award for teaching excellence; and where he led the development of, and taught in, an executive education program for newly appointed members of public company boards of directors. While a member of the Wharton faculty, Dr. Zelleke was Project Director and a Steering Committee member of the American Academy of Arts and Sciences' Corporate Responsibility initiative, and coeditor of its 2005 book Restoring Trust in American Business (MIT Press); this initiative focused on the responsibilities of various "gatekeepers" — regulators, corporate directors, auditors, business lawyers, investment bankers, and business journalists — in promoting responsible corporate conduct. Dr. Zelleke has written several articles on corporate governance, and op-eds on topics in leadership, corporate governance and foreign affairs. He has served as a consultant to leading law firms in relation to three major business litigations; and is formerly a business lawyer who practiced law for six years at two large international law firms. Dr. Zelleke received an A.B. in Government from Harvard College (1983) and a J.D. degree from Harvard Law School (1986). He also received an A.M. in Sociology (2000) and a Ph.D. in Organizational Behavior (2003), both from Harvard University. Dr. Zelleke is a member of the State Bar of New York and the Council on Foreign Relations.

Key Experience, Attributes and Skills:

Dr. Zelleke has expertise in corporate governance and negotiation as well as experience in corporate law, organizational strategy and leadership development, and provides diversity of background and experience.

There are no family relationships between or among any nominees for director of the Company. Directors are elected to serve until the next annual meeting of stockholders and until their successors are elected and qualified.

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Director Independence

The Board of Directors has determined that Haig S. Bagerdjian, Louise C. Forlenza, Stewart R. Massey, Todd H. Solomon, Anthea C. Stratigos and Andargachew S. Zelleke are independent directors. The independent directors comprise a majority of the Board. The only director who is not independent is Jack S. Abuhoff, the Company’s Chairman, President and Chief Executive Officer (“CEO”). The Company defines independence as meeting the requirements to be considered as an independent director as set forth in the Nasdaq Marketplace Rule 5605(a)(2). To assist in determining director independence, the Board of Directors also considers any business relationship with any independent director, including any business entity with which any independent director is affiliated, to determine if there is any material relationship that would impair a director’s independence. In making its determination, the Board of Directors reviewed information provided by each of the directors and information gathered by the Company.

Board Leadership Structure

Chairman of the Board and Chief Executive Officer Positions

The Board of Directors believes that having a combined Chairman of the Board/Chief Executive Officer, independent directors with strong leadership and management experience, an independent director serving as the lead director and Board of Directors committees being comprised solely of independent directors, provides an effective and efficient leadership structure that is appropriate for the Company at the present time. The Chairman/CEO has primary responsibility for managing the business. Combining the leadership role avoids duplication of efforts while strengthening the Chairman/CEO’s ability to provide insight and direction on important strategic initiatives to both management and the independent directors.

Lead Independent Director

Todd H. Solomon currently serves as the Company’s Lead Independent Director. The principal responsibilities of the Lead Independent Director are to:

•	Schedule and preside over executive sessions of the independent directors;
•	Preside over Board of Directors meetings in the absence of the Chairman;
•	Provide input to the Chairman in the preparation of agendas for Board of Directors meetings; and
•	Enhance the effective functioning of the independent directors by facilitating communications and collaboration between and among them.

The Board’s Role in Risk Oversight

The Board of Directors believes that the goal of risk oversight is to identify and assess risks which may affect the Company’s ability to fulfill its business objectives, and to formulate plans to mitigate potential effects. The Board of Directors administers its oversight function directly, through both its Audit and Compensation Committees, and through executive management of the Company, as follows:

•	Through Board of Directors discussion on general business strategy and risks that could drive tactical and strategic decisions in the near and long term;
•	Through the Audit Committee with respect to financial risks and risks that may affect the financial situation of the Company;
•	Through the Compensation Committee with respect to risks associated with executive compensation plans and arrangements;
•	Through executive management of the Company with respect to risks which may arise in the ordinary course of business, such as operational, managerial, business, legal, regulatory and reputational risks; and
•	Through the CEO, in the CEO’s combined role as Chairman, via updates to the Board of Directors during Board of Directors meetings with respect to potential material risks identified by executive management, as is deemed appropriate based on the circumstances.

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The Board of Directors believes the various roles of the board committees and executive management in risk oversight described above complement the Board of Directors’ leadership structure described above, including the combination of the Chairman of the Board and Chief Executive Officer positions.

Meetings of the Board of Directors

The Board of Directors meets throughout the year on a set schedule. The Board of Directors also holds special meetings and acts by unanimous written consent from time to time as appropriate. The Board of Directors held nine meetings during the year ended December 31, 2011. Each director attended at least (i) 75% of all of the meetings of the Board of Directors held during the period they served as Director; and (ii) 75% of the meetings of all committees on which he or she served, except for Mr. Bagerdjian. The Company does not have a policy requiring incumbent directors and director nominees to attend the Company’s annual meeting of stockholders. Two directors attended last year’s annual meeting.

The Board of Directors meets in executive sessions without management, as needed, during or immediately following its regularly scheduled meetings. The Board of Directors also schedules executive sessions during the year for the independent directors only.

Committees of the Board of Directors

Audit Committee

The Company has a separately designated standing Audit Committee established in accordance with Section 3(a)(58)(A) of the Exchange Act. The Audit Committee operates under a written charter adopted by the Board of Directors. A copy of the charter is available on our website at www.innodata.com. Serving on the Committee are Ms. Forlenza and Messrs. Bagerdjian and Solomon. The Board of Directors has determined that it has an audit committee financial expert serving on the audit committee: Ms. Forlenza. The functions of the Audit Committee are, among other things, to make recommendations concerning the selection each year of independent auditors of the Company, to assist the Board of Directors in fulfilling its oversight responsibilities relating to the quality and integrity of the Company's financial reports and financial reporting processes and systems of internal controls, to consider whether the Company's principal accountant’s provision of non-audit services is compatible with maintaining the principal accountant’s independence and to determine through discussions with the independent auditors whether any instructions or limitations have been placed upon them in connection with the scope of their audit. To carry out its responsibilities, the Audit Committee met five times during fiscal 2011. The Company defines independence as meeting the standards to be considered as an independent director as set forth in the Nasdaq Marketplace Rule 5605(a)(2), and the Board of Directors has determined that all the members of the Audit Committee are "independent" as defined in the Nasdaq Marketplace Rule 5605(c)(2)(A).

Compensation Committee

The Company has a standing Compensation Committee comprised of Messrs. Massey and Solomon and Ms. Forlenza. The Compensation Committee operates under a written charter adopted by the Board of Directors. A copy of the charter is available on our website at www.innodata.com. The function of the Compensation Committee is to discharge the responsibilities of the Board of Directors regarding executive and director compensation, including determining and approving the compensation packages of the Company’s executive officers, including its Chief Executive Officer. The Compensation Committee also reviews and approves stock option grants to non-executive officer employees. The Chief Executive Officer recommends to the Compensation Committee proposed compensation for the executive officers other than the Chief Executive Officer. The Compensation Committee engages the services of an independent compensation consultant on an as-needed basis to provide market data and advice regarding executive compensation and proposed compensation programs and amounts. To carry out its responsibilities, the Compensation Committee met four times during fiscal 2011. The Company defines independence as meeting the standards to be considered as an independent director as set forth in the Nasdaq Marketplace Rule 5605(a)(2), and the Board of Directors has determined that all the members of the Compensation Committee are "independent" as defined in the Nasdaq Marketplace Rule 5605(a)(2).

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Compensation Committee Interlocks and Insider Participation. The Compensation Committee is currently comprised of Messrs. Massey and Solomon and Ms. Forlenza. Mr. Solomon was formerly an officer of the Company serving as its President and Chief Executive Officer until September 1997.

Nominating Committee

The Company has a standing Nominating Committee comprised of Messrs. Solomon and Bagerdjian, and Ms. Forlenza. The Company does not have a Nominating Committee charter. The primary responsibilities of the Nominating Committee include assisting the Board of Directors in identifying and evaluating qualified candidates to serve as directors; recommending to the Board of Directors candidates for election or re-election to the Board of Directors or to fill vacancies on the Board of Directors; and assisting in attracting qualified candidates to serve on the Board of Directors. Director nominees are selected by Board of Director resolution. All of the nominees recommended for election to the Board of Directors at the Meeting, with the exception of Dr. Zelleke, are directors standing for re-election. Dr. Zelleke was recommended by the CEO. Although the Nominating Committee does not have a formal policy with respect to the consideration of diversity, when considering director candidates the Nominating Committee seeks individuals with backgrounds and qualities that, when combined with those of the Company’s existing directors, provide a blend of skills and experience that will further enhance the Board of Directors’ effectiveness at the time the consideration is made. When considering potential director candidates, the Nominating Committee considers the candidate's character, judgment, diversity, skills, including financial literacy, and experience in the context of the needs of the Company and the Board of Directors. The Nominating Committee has not established any minimum qualifications for director candidates. To carry out its responsibilities, the Nominating Committee met two times during fiscal 2011. The Company defines independence as meeting the standards to be considered as an independent director as set forth in the Nasdaq Marketplace Rule 5605(a)(2), and the Board of Directors has determined that all the members of the Nominating Committee are "independent" as defined in the Nasdaq Marketplace Rule 5605(a)(2). In 2011 the Company did not pay any fees to any third party to assist in identifying or evaluating potential nominees.

The Company's by-laws include a procedure whereby its stockholders can nominate director candidates, as more fully described below under “Stockholder Proposals for the 2013 Annual Meeting.” The Board of Directors will consider director candidates recommended by the Company's stockholders in a similar manner as those recommended by members of management or other directors, provided the stockholder submitting such nomination has complied with the procedures set forth in the Company’s by-laws. To date, the Company has not received any recommended nominees from any non-management stockholder or group of stockholders that beneficially owns five percent or more of its voting stock.

Stockholder Communications with the Board of Directors

Generally, stockholders who have questions or concerns regarding the Company should contact our Investor Relations department at 201-371-8000. However, stockholders may communicate with the Board of Directors by sending a letter to: Board of Directors of Innodata Isogen, Inc., c/o Corporate Secretary, 3 University Plaza, Hackensack, New Jersey 07601. Any communications must contain a clear notation indicating that it is a "Stockholder—Board Communication" or a "Stockholder—Director Communication" and must identify the author as a stockholder. The office of the Corporate Secretary will receive the correspondence and forward appropriate correspondence to the Chairman of the Board or to any individual director or directors to whom the communication is directed. The Company reserves the right not to forward to the Board of Directors any communication that is hostile, threatening, illegal, does not reasonably relate to the Company or its business, or is otherwise inappropriate. The office of the Corporate Secretary has authority to discard or disregard any inappropriate communication or to take any other action that it deems to be appropriate with respect to any inappropriate communications.

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REPORT OF THE AUDIT COMMITTEE

The following report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this Report by reference therein.

The responsibilities of the Audit Committee, which are set forth in the Audit Committee Charter, include providing oversight to the Company’s financial reporting process through periodic meetings with the Company’s independent auditors and management to review accounting, auditing, internal controls and financial reporting matters. The Audit Committee is also responsible for the appointment, compensation and oversight of the Company’s independent auditors. The management of the Company is responsible for the preparation and integrity of the financial reporting information and related systems of internal controls. The Audit Committee, in carrying out its role, relies on the Company’s senior management, including senior financial management, and its independent auditors.

The Audit Committee has implemented procedures to ensure that during the course of each fiscal year it devotes the attention that it deems necessary or appropriate to each of the matters assigned to it under the Audit Committee's charter. To carry out its responsibilities, the Audit Committee met five times during fiscal 2011.

The primary purpose of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities relating to the quality and integrity of the Company's financial reports and financial reporting processes and systems of internal controls. Management of the Company has primary responsibility for the Company's financial statements and the overall reporting process, including maintenance of the Company's system of internal controls. The Company retains independent auditors who are responsible for conducting independent audits of the Company's financial statements and internal control over financial reporting, in accordance with standards of the Public Company Accounting Oversight Board (United States), and issuing reports thereon.

The Audit Committee has reviewed and discussed the Company’s consolidated audited financial statements as of and for the year ended December 31, 2011 with management and the independent auditors. The Audit Committee has discussed with the independent auditors the matters required to be discussed under standards established by the Public Company Accounting Oversight Board (United States), including those matters set forth in Statement on Auditing Standards No. 61 (Communication with Audit Committees), as amended, as adopted by the Public Company Accounting Oversight Board in Rule 3200T. The independent auditors have provided to the Audit Committee the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditor’s communication with the Audit Committee concerning independence, and the Audit Committee has discussed with the auditors their independence from the Company. The Audit Committee has concluded that the independent auditors are independent from the Company and its management.

On the basis of the foregoing reviews and discussions, the Audit Committee recommended to the Board of Directors that the audited consolidated audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2011, for filing with the Securities and Exchange Commission. The Audit Committee has also recommended, subject to stockholder approval, the selection of the Company's independent auditors.

The Members of the Audit Committee

Louise C. Forlenza, Chair

Haig S. Bagerdjian

Todd H. Solomon

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Fiscal 2011 and 2010 Accounting Firm Fee Summary

Set forth below is certain information concerning fees billed to the Company by J.H. Cohn LLP in respect of professional services rendered to the Company for the audit of the annual financial statements for the years ended December 31, 2011 and December 31, 2010; the reviews of the financial statements included in reports on Form 10-Q for periods within 2011 and 2010; related regulatory filings for periods within 2011 and 2010; and other services. The Audit Committee has determined that the provision of all services is compatible with maintaining the independence of J.H. Cohn LLP.

	2011($)	2010($)

Audit Fees	378,182	389,858
Audit-Related Fees	-	-
Tax Fees	-	-
All Other Fees	-	-

Audit fees consist of fees for the audit of the Company’s financial statements and internal control over financial reporting under Section 404 of the Sarbanes Oxley Act, the review of the interim financial statements included in the Company’s quarterly reports on Form 10-Q and other professional services provided in connection with statutory and regulatory filings or engagements.

Audit-related fees consist of fees for assurance and related services that are reasonably related to the performance of the audit and the review of the Company’s financial statements and which are not reported under “Audit Fees”. These services relate to consultations concerning financial accounting and reporting standards and are not required by statute or regulation.

Audit Committee Pre-Approval Policy

All audit, audit-related services, tax services and other services provided by J.H. Cohn LLP must be pre-approved by the Audit Committee. The Audit Committee may delegate to its Chair the authority to pre-approve otherwise permissible non-audit services, provided that any decision made pursuant to such delegation must be presented to the full Audit Committee for informational purposes at its next scheduled meeting.

EXECUTIVE OFFICERS

Set forth below is information concerning the Executive Officers who are not directors.

Name	Age	Position

Ashok Mishra	56	Executive Vice President and Chief Operating Officer
O’Neil Nalavadi	52	Senior Vice President and Chief Financial Officer

Ashok Mishra has been the Company’s Executive Vice President and Chief Operating Officer since January 2007. Mr. Mishra has held senior level positions with the Company and its subsidiaries for more than nine years. Mr. Mishra has served as Senior Vice President since May 2004, after serving as Vice President, Project Delivery from October 2001 through April 2004. Prior thereto, Mr. Mishra served as Assistant Vice President, Project Delivery from November 2000 to September 2001, and as General Manager and Head of the Facility of the Company’s India operations from 1997 to October 2000. Mr. Mishra holds a Bachelor of Technology degree in Mechanical Engineering from Pantnagar University (1976). He also has Component Manufacturing Technical Training from Alcatel France (1985) and completed a condensed MBA course from Indian Institute of Management Bangalore (1995).

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O’Neil Nalavadi has been the Company’s Senior Vice President and Chief Financial Officer since November 2009. Prior to joining the Company Mr. Nalavadi was the Chief Financial Officer and a Director of R Systems International Ltd since January 2000 and January 2001, respectively. R Systems is a provider of outsourced software product development and business process outsourcing services. Prior to R Systems, Mr. Nalavadi served as a Senior Vice President at UB Group, a $5 billion diversified conglomerate from 1984 to 1997, and served as Chief Financial Officer of UB Group’s outsourced IT services company from August 1997 to January 2000. Mr. Nalavadi was awarded a Bachelor of Commerce and Economics degree from the University of Mumbai (1980) and qualified as a Chartered Accountant with National Honor Roll (1981).

The Company’s Executive Officers are elected by, and serve at, the discretion of our Board of Directors. There are no family relationships between or among any of the Company’s Executive Officers.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overview

This compensation discussion and analysis describes and analyzes the material elements of compensation awarded, earned by, or paid to each of our Executive Officers who served as Named Executive Officers during the last completed fiscal year. This compensation discussion and analysis focuses on the information contained in the following tables and related footnotes and narrative for primarily the last completed fiscal year, but we also describe compensation actions taken before or after the last completed fiscal year to the extent it enhances the understanding of our executive compensation disclosure.

Executive Compensation Objectives and Philosophy

The Compensation Committee of the Board of Directors is responsible for overseeing and administering our executive compensation program and for establishing our executive compensation philosophy. The objectives of our compensation program are to:

•	Attract, motivate and retain qualified, talented and dedicated executives
•	Motivate executives to achieve business and financial objectives that will enhance stockholder value
•	Align the interests of our executives with the long term interests of stockholders through stock-based incentives
•	Maintain a strong link between pay and performance by placing a significant portion of the executive’s total pay at risk

The Committee applies these objectives in selecting the specific elements of compensation. The Committee also reviews and considers:

•	Company performance, both separately and in relation to similar companies
•	The individual executive’s performance, experience and scope of responsibilities
•	Historical compensation levels and stock option awards at the Company
•	Internal equity among executive officers
•	The recommendations of management

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Executive Officer Compensation Processes

The Committee uses the following processes, procedures and resources to help it perform its responsibilities:

•	Executive sessions without management present to discuss various compensation matters, including the compensation of our CEO
•	The services of an independent compensation consultant, who advises the Committee on an as-needed basis
•	A periodic review of all executive compensation and benefit programs for reasonableness and cost effectiveness
•	The recommendations of the CEO on compensation for the other executive officers

Competitive Benchmarking / Peer Group Analysis

Although the Company has no policy regarding the retention of independent consultants to conduct competitive benchmarking and/or a peer group analysis, it has, from time to time, engaged such consultants to assist in the review and determination of various executive compensation matters.

In calendar year 2011 the Company engaged an independent compensation consultant, Frederick W. Cook & Co., Inc. The primary purpose of the engagement was to provide advice regarding bonus awards and equity awards for the named executive officers, and advice regarding the Company’s overall stock option program.

Components of the Executive Compensation Program

The primary elements of the Company’s Executive Compensation Program are:

•	Base salary
•	Performance-based cash incentives
•	Stock-based incentives
•	Benefits and perquisites
•	Severance and change-of-control compensation

The Committee does not use a pre-set formula to allocate a percentage of total compensation to each compensation component, and the percentage of total compensation allocated to each compensation component varies among the executive officers. Instead, the Committee relies on the processes and factors described in this discussion and analysis and takes into account the current and historical compensation components, and amount of each component, for each executive officer.

Base Salary

The base salaries of our executive officers are designed to attract and retain a high performing and dedicated leadership team. The Committee reviews the performance evaluations and salary recommendations provided to the Committee by the CEO for each executive officer other than himself. Increases to the CEO’s base salary are determined by the Committee without a recommendation by Company management. Adjustments to base salary are determined based on the individual’s responsibility levels, performance, contribution and length of service, after considering the Company’s financial performance, as well as any requirements set forth in the executive officer’s employment agreement. In March 2011 the Committee increased the annual base salaries of the executive officers effective April 1, 2011 as set forth below. The amount of the base salary increase was based in large part on the Company’s financial performance in calendar year 2010, and also took into account that no executive officer had received a base salary increase in calendar years 2010 or 2009. Mr. Abuhoff’s base salary increase was limited to his contractual right to a minimum annual base salary increase based on the annual percentage change in the Consumer Price Index.

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Name	Base Salary Prior to Increase ($)	April 2011 Base Salary ($)	Amount of Increase ($)	Percent Increase (%)

Jack S. Abuhoff	424,350	431,140	6,790	1.6
Ashok Mishra	220,000	231,000	11,000	5.0
O’Neil Nalavadi	240,000	265,000	25,000	10.4

Performance-Based Cash Incentives

Performance-based cash incentives provide the Company with a means of rewarding performance based upon the attainment of corporate financial goals, individual goals, and individual accomplishments and contributions to the Company. The Committee reviews Company financial performance, individual performance, accomplishments and contributions, as well as recommendations provided to the Committee by the CEO for each executive officer other than the CEO. Cash incentives may be paid pursuant to an incentive compensation plan or as cash bonuses. In 2011, incentive compensation awards for the executive officers were made pursuant to an incentive compensation plan, and were based on the extent to which the Company achieved performance measures set by the Committee for 2011. The performance measures for each of the executive officers for 2011 were revenues from core business, revenue from new businesses, earnings before interest and tax (“EBIT”), and personal contributions to the Company’s strategic plan and related performance on management by objectives and key performance indicators (“Personal Contributions”). The target incentive compensation amount, expressed as a percentage of base salary, for each executive officer on a per performance measure basis were:

Name	Revenues from Core Business (%)	Revenue from New Businesses (%)	EBIT (%)	Personal Contributions (%)	Total Incentive Compensation Target, expressed as a percentage of base salary (%)

Jack S. Abuhoff	15	15	18	12	60
Ashok Mishra	12.5	12.5	15	10	50
O’Neil Nalavadi	7.5	7.5	9	6	30

Based on actual performance, the incentive compensation amount could decrease to zero, or increase to a maximum of 2.85 times the incentive compensation target. The targets awards set under the incentive compensation plans for 2011 together with the thresholds and maximums are set forth in the “Grants of Plan-Based Awards” table.

Based on the extent of the Company’s achievement of the first three performance measures, which were Company financial objectives, and the executive officer’s individual achievement of the fourth performance measure, which was based on the executive’s Personal Contributions, in March 2011 the Committee awarded a performance-based cash incentive to each named executive officer as follows: $512,707 to Mr. Abuhoff, $228,919 to Mr. Mishra, and $165,518 to Mr. Nalavadi.

Stock-Based Incentives

The Company uses stock option grants as the primary vehicle for employee stock-based incentives. The Company also uses restricted share grants as a form of stock-based incentives. The Committee believes stock-based incentives align the executive officers’ interests with those of stockholders in building shareholder value, offer executive officers an incentive for the achievement of superior performance over time, and foster the retention of key management personnel. The number of stock options or restricted shares the Committee awards each executive officer is based on his relative position, responsibilities and performance, including anticipated future performance, potential and responsibilities, and performance over the previous fiscal year, to the extent applicable. The Committee also reviews and considers prior stock-based grants to each executive officer. The size of stock-based grants is not directly related to the Company’s performance. The Committee also takes into consideration recommendations asserted by an independent compensation consulting firm. In May 2011, the Committee awarded the following stock options grants to the executive officers: 175,000 shares to Mr. Abuhoff and 100,000 shares to each of Mr. Mishra and Mr. Nalavadi. 100% of the stock options vest and become exercisable three years from the date of grant, maximizing both the retention value and the executive’s incentive to achieve superior performance over time. The stock options have a term of seven years from the date of grant.

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Benefits and Perquisites

The Company offers retirement, health, life, and disability benefits, as well as medical and dependent care reimbursement plans to all full-time employees. These plans do not discriminate in scope, terms or operation in favor of executive officers. In addition, in calendar year 2011, the Company reimbursed Mr. Abuhoff $13,658 for the cost of life and disability insurance premiums and related taxes pursuant to his employment agreement. The Company also provided Mr. Mishra, in connection with his foreign assignment, benefits totaling $43,615 for an apartment rental, utilities, security, spousal travel and related fringe benefit taxes, and provided Mr. Nalavadi, in connection with his relocation to New Jersey, benefits totaling $34,573 for an apartment rental, utilities, lease of a Company car and travel.

Severance and Change-of-Control

The Company uses severance and change-of-control agreements to attract and retain qualified, talented and dedicated executives and to help it remain competitive in the marketplace.

Results of 2011 Advisory Vote on Executive Compensation

At the 2011 Annual Meeting of Stockholders held in June 2011, the Company’s stockholders approved the 2010 compensation of the Company’s named executive officers by a majority of the votes cast. Although the vote cast represented firm majority support for the named executive officer compensation, the percentage of the votes cast voting in favor of our executive compensation is less than what the Company and Compensation Committee deem satisfactory. The Compensation Committee values the stockholder feedback provided through the vote. The Compensation Committee instituted several changes in its 2011 compensation program from its 2010 compensation program in order to improve alignment with stockholders’ interests. For 2011, the Committee adopted formal incentive compensation plans for each of the named executive officers (in contrast with the 2010 compensation program, which was bonus-based). Three of the four performance measures contained in the 2011 plans were tied to the Company’s 2011 financial performance. A fourth performance measure contained in the 2011 incentive plans was designed to assess the executive officer’s contribution to executing the Company’s long-term strategic plan. The Company had not granted stock options to named executive officers since 2005, other than to the CFO in connection with his joining the Company. The stock options granted in 2005 vested on grant but were subject to a lock-up period that expired in annual pro-rata increments. In 2011, the Compensation Committee granted stock options to named executive officers and other key employees. Rather than becoming available for sale or disposition in annual pro rata increments, the stock options vest three years from the date of grant, bolstering both the retention value of the stock options and the recipient’s incentive to achieve longer-term superior performance.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management. Based on such review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

The Members of the Compensation Committee

Stewart R. Massey, Chair

Louise C. Forlenza

Todd H. Solomon

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Summary Compensation Table FOR 2011

The following table sets forth information regarding compensation paid or accrued to Named Executive Officers in 2011.

Name and Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)		Option Awards ($)		Non-Equity Incentive Plan Compensation ($) (1)	All Other Compensation ($)		Total ($)

Jack S. Abuhoff Chairman, President and Chief Executive Officer	2011	431,140	-	-		267,750	(2)	512,707	13,658	(3)	1,225,255
	2010	424,350	81,034	-		-		-	24,085		529,469
	2009	424,350	-	-		-		-	18,658		443,008

Ashok Mishra Executive Vice President and Chief Operating Officer	2011	231,000	-	-		153,000	(2)	228,919	43,615	(4)	656,534
	2010	220,000	48,024	-		-		-	36,418		304,442
	2009	220,000	55,444	-		-		-	39,251		314,695

O’Neil Nalavadi Senior Vice President and Chief Financial Officer	2011	265,000	-	-		153,000	(2)	165,518	34,573	(5)	618,091
	2010	240,000	35,904	175,600	(6)	540,000	(7)	-	34,440		1,025,944
	2009	35,000	30,000	-		-		-	4,024		69,024

(1)	Reference is made to footnote 1 of the the “Grants of Plan-Based Awards 2011” table.
(2)	Represents the dollar amount of the aggregate grant date fair value of stock options granted in 2011. The aggregate grant date fair value is the amount the Company expects to expense in its financial statements over the award’s vesting schedule. This amount reflects the Company’s accounting expense and does not correspond to the actual value that will be realized by the Executive. For stock options, grant date fair value is calculated using the Black-Scholes option pricing model and is based on the value of the option on the grant date, which was $1.53 on May 2, 2011. For information on the valuation assumptions, see Note 8 in the Notes to Consolidated Financial Statements filed with the Annual Report on Form 10-K for year-end 2011.
(3)	Includes the cost of employer-provided executive life and disability insurance in the amount of $7,860 and reimbursement for related federal and state income taxes in the amount of $5,798.
(4)	Includes, in connection with the Executive’s foreign assignment, $37,205 for apartment rental, utilities, security and spousal travel, and $6,410 for related fringe benefit taxes.
(5)	Includes, in connection with the Executive’s relocation to New Jersey, apartment rental, utilities, lease of a Company car, and travel.
(6)	Represents the dollar amount of the aggregate grant date fair value of restricted shares granted in 2010. The aggregate grant date fair value is the amount the Company expects to expense in its financial statements over the award’s vesting schedule. This amount reflects the Company’s accounting expense and does not correspond to the actual value that will be realized by the Executive. For restricted shares, grant date fair value is calculated using the Company’s stock price on the date of grant. For information on the valuation assumptions, see Note 9 in the Notes to Consolidated Financial Statements filed with the Annual Report on Form 10-K for year-end 2010.
(7)	Represents the dollar amount of the aggregate grant date fair value of stock options granted in 2010. The aggregate grant date fair value is the amount the Company expects to expense in its financial statements over the award’s vesting schedule. This amount reflects the Company’s accounting expense and does not correspond to the actual value that will be realized by the Executive. For stock options, grant date fair value is calculated using the Black-Scholes option pricing model and is based on the value of the option on the grant date, which was $3.60 on March 15, 2010. For information on the valuation assumptions, see Note 9 in the Notes to Consolidated Financial Statements filed with the Annual Report on Form 10-K for year-end 2010.

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GRANTS OF PLAN-BASED AWARDS 2011

The following table summarizes the equity awards granted to Named Executive Officers in 2011.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			All Other Option Awards: Number of Securities	Exercise or Base Price of	Grant Date Fair Value of Stock
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Underlying Options (#) (2)	Option Awards ($/Sh)	and Option Awards (3)
Jack S. Abuhoff	April 14, 2011	12,934	258,684	737,249	-	-	-
	May 2, 2011	-	-	-	175,000	2.59	267,750

Ashok Mishra	April 14, 2011	5,775	115,500	329,175	-	-	-
	May 2, 2011	-	-	-	100,000	2.59	153,000

O’Neil Nalavadi	April 14, 2011	3,975	79,500	226,575	-	-	-
	May 2, 2011	-	-	-	100,000	2.59	153,000

(1)	Amounts in these columns reflect the range of potential awards for calendar year 2011 pursuant to each named executive officer’s incentive compensation plan. Incentive compensation payments would have been zero if performance had been below threshold for all performance measures. The “Summary Compensation” table shows the actual non-equity incentive plan payments received by each executive officer for 2011. The performance measures underlying the non-equity incentive plans is set forth in the “Performance-Based Cash Incentive” section of the Compensation Discussion and Analysis.
(2)	The stock options set forth below were granted on May 2, 2011. 100% of the stock options vest and become exercisable three years from the date of grant. The stock options have a term of seven years from the date of grant.
(3)	Represents the dollar amount of the aggregate grant date fair value of stock options granted in 2011. The aggregate grant date fair value is the amount the Company expects to expense in its financial statements over the award’s vesting schedule. This amount reflects the Company’s accounting expense and does not correspond to the actual value that will be realized by the Executive. For stock options, grant date fair value is calculated using the Black-Scholes option pricing model and is based on the value of the option on the grant date, which was $1.53 on May 2, 2011. For information on the valuation assumptions, see Note 8 in the Notes to Consolidated Financial Statements filed with the Annual Report on Form 10-K for year-end 2011.

Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table

Employment Agreements

On March 25, 2009 the Company and Mr. Jack S. Abuhoff, the President and Chief Executive Officer of the Company, executed an employment Agreement with an effective date of February 1, 2009 (the “Agreement”). The Agreement will continue until terminated by the Company or Mr. Abuhoff.

The Agreement provides for: annual base salary compensation of $424,350 subject to cost of living adjustments and annual discretionary increases as determined by the Company’s Board of Directors; additional cash incentive or bonus compensation for each calendar year determined by the Compensation Committee of the Board of Directors in its discretion and conditioned on the attainment of certain quantitative objectives to be established by the Compensation Committee with a target bonus of not less than 60% of Mr. Abuhoff’s base salary for the year; and stock options and/or other equity-based and/or non-equity-based awards and incentives as determined by the Compensation Committee in its sole and absolute discretion. The Agreement also provides for indemnification, insurance and other fringe benefits, and contains confidentiality, non-compete and non-interference provisions.

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In the event Mr. Abuhoff is terminated by the Company other than for cause (as defined), death or disability, or Mr. Abuhoff resigns his employment with the Company for good reason (as defined), Mr. Abuhoff is entitled to receive an amount equal to (i) 200% of his (A) base salary and (B) the greater of his most recently declared bonus (as defined) or the average of his three most recently declared bonuses to be paid in substantially equal payments over a period of 24 months; (ii) the continuation of his medical, dental, life, and disability insurance until the earlier of the end of the maximum applicable COBRA coverage period or for the 24 month period immediately following Mr. Abuhoff’s termination (and if the COBRA period is shorter than the applicable 24 month period, pay Mr. Abuhoff an amount equal to the monthly cost charged by the Company for COBRA coverage during the period beginning upon the expiration of the maximum COBRA coverage period and the end of the 24 month continuation period); and (iii) the removal of any vesting, transfer, lock-up, performance or other restrictions or requirements on his stock options and other equity-based and non-equity-based awards and incentives. In the event Mr. Abuhoff is terminated by the Company coincident with or following a change-of-control (as defined), Mr. Abuhoff is entitled to receive an amount equal to (i) 300% of his (A) base salary and (B) the greater of his most recently declared bonus (as defined) or the average of his three most recently declared bonuses to be paid in a lump sum payout within 30 days of the date of his termination; (ii) the continuation of his medical, dental, life, and disability insurance until the earlier of the end of the maximum applicable COBRA coverage period or for the 36 month period immediately following Mr. Abuhoff’s termination (and if the COBRA period is shorter than the applicable 36 month period, pay Mr. Abuhoff an amount equal to the monthly cost charged by the Company for COBRA coverage during the period beginning upon the expiration of the maximum COBRA coverage period and the end of the 36 month continuation period; and (iii) the removal of any vesting, transfer, lock-up, performance or other restrictions or requirements on his stock options and other equity and non-equity-based awards and incentives.

In the event Mr. Abuhoff is a “specified employee” as defined in Section 409A of the Code at the time of his termination of employment, the payments referenced above shall be delayed until the date that is six months and one day following his termination of employment (or, if earlier, the earliest other date as is permitted under Section 409A of the Code). The amount payable on such date shall include all amounts that would have been payable to Mr. Abuhoff prior to that date but for the application of Section 409A and the remaining payments shall be made in substantially equal installments until fully paid. Notwithstanding the foregoing, the six month delay shall not apply to any such payments made (A) during the short term deferral period set forth in Treasury Regulation Section 1.409A-1(b)(4), or (B) after said short term deferral period, payable solely on account of an involuntary separation from service (as defined in Section 409A of the Code) and in an amount less than the Section 409A Severance Exemption Amount. The Agreement also provides for potential tax gross-up payments in respect of taxes, penalties and/or interest that may be incurred by Mr. Abuhoff under Section 409A of the Code.

On May 18, 2007, the Company and Mr. Ashok Mishra, the Executive Vice President and Chief Operating Officer of the Company, entered into a three year agreement with an effective date of January 1, 2007 whereby the Company agreed to cause one or more of its wholly-owned subsidiaries to offer employment to Mr. Mishra. Mr. Mishra’s agreement automatically renews for one year periods unless the Company either provides a notice of non-renewal by June 30 of the then current term or the Company and Mr. Mishra execute a new agreement prior to the end of the then current term. The agreement provides for annual base compensation of $175,000 per annum, subject to annual reviews for discretionary annual increases; incentive compensation pursuant to an incentive compensation plan; and a signing bonus of $30,000. The agreement also provides for insurance and other fringe benefits, and contains confidentiality, non-compete and non-interference provisions. In the event the Company terminates the agreement without cause, Mr. Mishra is entitled to receive his then base salary for 12 months following the date of termination.

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On October 11, 2009 the Company and Mr. O’Neil Nalavadi, the Senior Vice President and Chief Financial Officer of the Company, entered into a three year employment agreement (the “Agreement”) commencing on November 9, 2009. The Agreement provides for Mr. Nalavadi’s continued employment by the Company post the Agreement term, for a period of time which will in no event exceed six months, if notice of non-renewal of the Agreement is not provided to Mr. Nalavadi on or before May 8, 2012. The Agreement provides for annual base compensation of $240,000, subject to annual discretionary increases as determined by the Company’s Board of Directors; eligibility to receive a cash bonus for each calendar year in an amount to be determined pursuant to a written bonus plan which shall provide for a target bonus equal to 30% of Mr. Nalavadi’s base salary for the year, and bonus compensation of not less than $30,000 for the portion of the term of the Agreement ending on December 31, 2009; stock options and/or other equity-based and/or non-equity- based awards and incentives as determined by the Compensation Committee of the Company’s Board of Directors in its sole and absolute discretion; and subject to the authority of the Compensation Committee of the Company’s Board of Directors (i) an incentive stock option grant of 100,000 shares of the Company’s common stock, vesting at the rate of 25% of the shares per year following the date of award; and (ii) an award of a number of shares of the Company’s common stock, equal in number to the lesser of (A) the number of such shares having an aggregate fair market value of $230,000, or (B) 40,000 of such shares, subject to transfer restrictions and forfeitability provisions which will lapse at a rate of 25% per year following the date of award. The Agreement also provides for indemnification, insurance and other fringe benefits and contains confidentiality, non-compete and non-interference provisions.

In the event Mr. Nalavadi’s employment is terminated by the Company other than for cause (as defined), death or disability, or Mr. Nalavadi resigns his employment for good reason (as defined) Mr. Nalavadi will be entitled to (i) an amount equal to his (A) Base Salary (as defined) and (B) any amount of Earned Bonus (as defined), to be paid in substantially equal payments over a period of 12 months; and (ii) the continuation of his and his dependents’ medical and dental insurance until the earlier of the end of the maximum applicable COBRA coverage period or for the 12 month period immediately following Mr. Nalavadi’s termination (and if the COBRA period is shorter than the applicable 12 month period, pay Mr. Nalavadi an amount equal to the monthly cost charged by the Company for COBRA coverage during the period beginning upon the expiration of the maximum COBRA coverage period and the end of the 12 month continuation period); and (iii) have 25% of all Company stock options and all other Company equity and non-equity based awards and incentives and related compensation rights, or entitlements, but exclusive of any Bonus, to become vested (to the extent that 25% have not yet vested), and to the extent applicable, exercisable, regardless of the otherwise applicable vesting/exercise schedules in connection therewith, and be relieved to such extent of otherwise applicable transfer restrictions, lock-up or performance requirements and other restrictions and/or contingencies of any kind. In the event Mr. Nalavadi is terminated by the Company coincident with or within 12 months following the occurrence of a change-of-control (as defined), Mr. Nalavadi is entitled to receive an amount equal to (i) 200% of his (A) base salary and (B) Earned Bonus (as defined) to be paid in substantially equal payments for the 24 month period immediately following the date of termination; (ii) the continuation of his medical and dental insurance until the earlier of the end of the maximum applicable COBRA coverage period or for the 24 month period immediately following Mr. Nalavadi’s termination (and if the COBRA period is shorter than the applicable 24 month period, pay Mr. Nalavadi an amount equal to the monthly cost charged by the Company for COBRA coverage during the period beginning upon the expiration of the maximum COBRA coverage period and the end of the 24 month continuation period; and (iii) the removal of any vesting, transfer, lock-up, performance requirements or other restrictions or contingencies on his stock options and other equity and non-equity-based compensation awards, rights or entitlements.

In the event Mr. Nalavadi is a “specified employee” as defined in Section 409A of the Code at the time of his termination of employment, the payments referenced above shall be delayed until the date that is six months and one day following his termination of employment (or, if earlier, the earliest other date as is permitted under Section 409A of the Code). The amount payable on such date shall include all amounts that would have been payable to Mr. Nalavadi prior to that date but for the application of Section 409A and the remaining payments shall be made in substantially equal installments until fully paid. Notwithstanding the foregoing, the six month delay shall not apply to any such payments made (A) during the short term deferral period set forth in Treasury Regulation Section 1.409A-1(b)(4), or (B) after said short term deferral period, payable solely on account of an involuntary separation from service (as defined in Section 409A of the Code) and in an amount less than the Section 409A Severance Exemption Amount.

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Outstanding Equity Awards at fiscal year-end 2011

The following table summarizes the outstanding equity awards held by each Named Executive Officer at

December 31, 2011.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)		Option Exercise Price ($)	Option Expiration Date	Number of Shares of Stock That Have Not Vested (#)		Market Value of Shares of Stock That Have Not Vested ($)

Jack S. Abuhoff	44,000	-		2.59	05/31/2012	-		-
	154,000	-		2.59	09/30/2012	-		-
	44,000	-		2.59	05/31/2013	-		-
	31,500	-		0.50	06/02/2013	-		-
	126,000	-		0.50	07/01/2013	-		-
	154,000	-		2.59	03/31/2014	-		-
	180,000	-		0.67	06/08/2014	-		-
	100,000	-		3.75	08/18/2014	-		-
	80,000	-		3.46	12/30/2015	-		-
	-	175,000	(1)	2.59	05/01/2018	-		-
Total	913,500	175,000

Ashok Mishra	90,000	-		3.35	11/09/2013	-		-
	50,000	-		3.46	12/30/2015	-		-
		100,000	(1)	2.59	05/01/2018	-		-
Total	140,000	100,000

O’Neil Nalavadi	50,000	50,000	(2)	5.62	03/14/2020	30,000	(3)	118,200	(4)
	-	50,000	(5)	4.37	03/14/2020	-		-
	-	100,000	(1)	2.59	05/01/2018	-		-
Total	50,000	200,000				30,000

(1)	Granted on May 2, 2011. 100% of the stock options vest and become exercisable on May 2, 2014.
(2)	Granted on March 15, 2010. Stock options vest and become exercisable in two equal installments on November 9, 2012 and November 9, 2013.

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(3)	Granted on March 15, 2010. Shares vest in three equal installments on March 15, 2012, November 9, 2012 and March 15, 2014.
(4)	The market value shown was determined by multiplying the number of shares of stock that have not vested by the closing price of the Company’s stock, $3.94, on December 30, 2011, the last business day of the fiscal year.

(5)	Granted on March 15, 2010. 100% of the stock options vest and become exercisable on August 15, 2012.

OPTION EXERCISES AND STOCK VESTED

The following table sets forth information regarding stock awards vested during fiscal year 2011 for each of the Named Executive Officers

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)

O’Neil Nalavadi	10,000	24,600	(1)

(1)	Based on the closing price of the Company’s stock on the vesting date.

Potential Payments Upon Termination or Change-OF-Control

Estimated Termination or Change-of-Control Benefits at Year-End 2011

The following table summarizes the estimated value of payments to each of the Named Executive Officers assuming different termination events occurred at December 31, 2011.

Name	Cash Compensation ($)	Stock-based Compensation ($)		Welfare Benefits ($)	Aggregate Payments ($)

Jack S. Abuhoff
Termination for cause	-	-		49,748	49,748
Termination without cause (1)	1,887,694	236,250	(2)	123,480	2,247,424
Change-of-Control (3)	2,831,541	236,250	(2)	160,346	3,228,137
Death	512,707	-		49,748	562,455
Disability	620,492	-		49,748	670,240

Ashok Mishra
Termination for cause	-	-		-
Termination without cause (1)	459,919	-		-	459,919
Change-of-Control	-	-		-	-
Death	228,919	-		-	228,919
Disability	286,669	-		-	286,669

O’Neil Nalavadi
Termination for cause	-	-		30,578	30,578
Termination without cause (1)	430,518	33,750	(4)	52,169	516,437
Change-of-Control (5)	861,036	253,200	(4); (6)	73,760	1,187,996
Death	165,518	-		30,578	196,096
Disability	231,768	-		30,578	262,346

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(1)	Includes resignation by the executive with good reason (as described below).
(2)	Includes the value of stock options that vest upon the termination event. The value is equal to the spread between the exercise price and the closing price of the Company’s stock on December 30, 2011, the last business day of the fiscal year.
(3)	Assumes the Company’s termination of the executive’s employment coincident with or following a change-of-control (as described below).
(4)	Includes the value of stock options that vest upon the termination event. The value is equal to the spread between the exercise price and the closing price of the Company’s stock on December 30, 2011, the last business day of the fiscal year. No value is included for those stock options where the exercise price for the stock option exceeds the closing price on December 30, 2011, the last business day of the fiscal year.
(5)	Assumes the Company’s termination of the executive’s employment coincident with or within 12 months following the occurrence of a change-of-control (as described below).
(6)	Includes the value of restricted shares that vest upon the termination event. Value is based on the closing price of the Company’s stock, $3.94 on December 30, 2011.

Payments on Change-of-Control

Pursuant to Messrs. Abuhoff and Nalavadi’s employment agreements, a change-of-control shall be deemed to have occurred as of the earliest of any of the following events:

•	The closing of a transaction by the Company or any person (other than the Company, any subsidiary of the Company or any employee benefit plan of the Company or of any subsidiary of the Company) (a “Person”), together with all “affiliates and “associates” (within the meanings of such terms under Rule 12b-2 of the Securities Exchange Act of 1934, as amended) (the “Exchange Act”) of such Person, shall be the beneficial owner of thirty percent (30%) or more of the Company’s then outstanding voting stock (“Beneficial Ownership”);
•	A change in the constituency of the Board such that, during any period of thirty-six (36) consecutive months, at least a majority of the entire Board shall not consist of Incumbent Directors. For purposes of this Paragraph 5(c)(ii), “Incumbent Directors” shall mean individuals who at the beginning of such thirty-six (36) month period constitute the Board, unless the election or nomination for election by the shareholders of the Company of each such new director was approved by a vote of a majority of the Incumbent Directors;
•	The closing of a transaction involving the merger, consolidation, share exchange or similar transaction between the Company and any other corporation other than a transaction which results in the Company’s voting stock immediately prior to the consummation of such transaction continuing to represent (either by remaining outstanding or by being converted into voting stock of the surviving entity) at least two-thirds (2/3rds) of the combined voting power of the Company’s or such surviving entity’s outstanding voting stock immediately after such transaction;
•	The closing of a transaction involving the sale or disposition by the Company (in one transaction or a series of transactions) of all or substantially all of the Company’s assets; or
•	A plan of liquidation or dissolution of the Company goes into effect.

Upon the Company’s termination of Mr. Abuhoff’s employment coincident or following a change-of-control, Mr. Abuhoff will receive:

•	300% of his base salary to be paid in a lump sum payout within 30 days of the date of his termination;
•	300% of the greater of his most recently declared bonus (as defined) or the average of the his three most recently declared bonuses to be paid in a lump sum payout within 30 days of the date of his termination;
•	Continuation of his, and his dependents’, medical benefits, dental benefits, life insurance and disability insurance until the earlier of the end of the maximum applicable COBRA coverage period or for the 36 month period immediately following Mr. Abuhoff’s termination (and if the COBRA period is shorter than the applicable 36 month period, pay Mr. Abuhoff an amount equal to the monthly cost charged by the Company for COBRA coverage during the period beginning upon the expiration of the maximum COBRA coverage period and the end of the 36 month continuation period);

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•	The removal of any vesting, transfer, lock-up, performance or other restrictions or requirements on his stock options and other equity-based and non-equity-based awards and incentives; and
•	Payment of up to six weeks’ accrued but unused vacation.

Upon the occurrence of a change-of-control without a termination of Mr. Abuhoff’s employment, Mr. Abuhoff will receive:

•	The removal of any vesting, transfer, lock-up, performance or other restrictions or requirements on his stock options and other equity-based and non-equity-based awards and incentives.

Upon the Company’s termination of Mr. Nalavadi’s’s employment coincident with or within 12 months following the occurrence of a change-of-control, Mr. Nalavadi will receive:

•	200% of his base salary to be paid in substantially equal payments for the 24 month period immediately following the date of termination;
•	200% of any amount of Earned Bonus (as defined) to be paid in substantially equal payments for the 24 month period immediately following the date of termination;
•	Continuation of his, and his dependents’, medical benefits and dental benefits until the earlier of the end of the maximum applicable COBRA coverage period or for the 24 month period immediately following Mr. Nalavadi’s termination (and if the COBRA period is shorter than the applicable 24 month period, pay Mr. Nalavadi an amount equal to the monthly cost charged by the Company for COBRA coverage during the period beginning upon the expiration of the maximum COBRA coverage period and the end of the 24 month continuation period);
•	The removal of any vesting, transfer, lock-up, performance requirements or other restrictions or contingencies on his stock options and other equity-based and non-equity-based compensation awards, rights or entitlements; and
•	Payment of up to six weeks’ accrued but unused vacation.

Upon the occurrence of a change-of-control without a termination of Mr. Nalavadi’s employment, Mr. Nalavadi will receive:

•	The removal of any vesting, transfer, lock-up, performance requirements or other restrictions or contingencies on his stock options and other equity-based and non-equity-based compensation awards, rights or entitlements.

Payments on Termination (other than upon Change-of-Control)

Pursuant to Mr. Abuhoff’s employment agreement, if Mr. Abuhoff’s employment is terminated by the Company other than for cause, death or disability, or Mr. Abuhoff resigns his employment for good reason (including the Company’s breach of its material obligations under the Agreement, the Company, without Mr. Abuhoff’s prior consent, relocating Mr. Abuhoff’s regular office location by more than 50 miles from its present location, the Company assigning duties to Mr. Abuhoff which represent a material diminution of his authorities, duties or responsibilities, or requiring him to report to any person or entity other than the Board of Directors, and the Company does not revoke or reasonably cure any such action within 30 days of receipt of notice from Mr. Abuhoff and Mr. Abuhoff resigns his employment within 30 days thereafter) Mr. Abuhoff will be entitled to (i) 200% of his (A) base salary and (B) the greater of his most recently declared bonus (as defined) or the average of the his three most recently declared bonuses to be paid in substantially equal payments over a period of 24 months; (ii) the continuation of his and his dependents’ medical, dental, life, and disability insurance until the earlier of the end of the maximum applicable COBRA coverage period or for the 24 month period immediately following Mr. Abuhoff’s termination (and if the COBRA period is shorter than the applicable 24 month period, pay Mr. Abuhoff an amount equal to the monthly cost charged by the Company for COBRA coverage during the period beginning upon the expiration of the maximum COBRA coverage period and the end of the 24 month continuation period); (iii) payment of up to six weeks’ accrued but unused vacation and (iv) the removal of any vesting, transfer, lock-up, performance or other restrictions or requirements on his stock options and other equity-based and non-equity-based awards and incentives. If Mr. Abuhoff’s employment is terminated for death, his estate will receive payment of his base salary through the date of termination, a pro-rated bonus based on his performance of his objectives through the date of termination, and payment of up to six weeks’ accrued but unused vacation. If Mr. Abuhoff’s employment is terminated for disability he will receive payment of his base salary for a 90 day period following the date of termination, a pro-rated bonus based on active duty with the Company and conditioned on attainment of quantitative objectives, and payment of up to six weeks’ accrued but unused vacation. If Mr. Abuhoff’s employment is terminated for cause, Mr. Abuhoff will receive his base salary through the date of termination, and payment of up to six weeks’ accrued but unused vacation. In return for the benefits described above, Mr. Abuhoff is required to sign a separation agreement and general release, and agreed, for a 12 month period following termination of his employment, not to compete or interfere with the Company, and not to employ or retain the services of an employee of the Company.

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The Agreement also provides for potential tax gross-up payments in respect of taxes, penalties and/or interest that may be incurred by Mr. Abuhoff under Section 409A of the Code.

In the event Mr. Abuhoff is a “specified employee” as defined in Section 409A of the Code at the time of his termination of employment, the payments referenced above (for both change-of-control and other than upon change-of-control) shall be delayed until the date that is six months and one day following his termination of employment (or, if earlier, the earliest other date as is permitted under Section 409A of the Code). The amount payable on such date shall include all amounts that would have been payable to Mr. Abuhoff prior to that date but for the application of Section 409A and the remaining payments shall be made in substantially equal installments until fully paid. Notwithstanding the foregoing, the six month delay shall not apply to any such payments made (A) during the short term deferral period set forth in Treasury Regulation Section 1.409A-1(b)(4), or (B) after said short term deferral period, payable solely on account of an involuntary separation from service (as defined in Section 409A of the Code) and in an amount less than the Section 409A Severance Exemption Amount. The Agreement also provides for potential tax gross-up payments in respect of taxes, penalties and/or interest that may be incurred by Mr. Abuhoff under Section 409A of the Code.

Pursuant to Mr. Mishra’s agreement, if the agreement is terminated without cause or by Mr. Mishra with good reason (including the Company’s material breach of its obligations, reduction of base salary below the amount forth in the agreement without Mr. Mishra’s consent, and assignment of duties to Mr. Mishra inconsistent with his position, and the Company does not reasonably cure such event after receipt of written notice from Mr. Mishra that he intends to resign his employment), he will be entitled to his base salary for 12 months following the date of his termination or resignation with good reason, any earned but unpaid incentive compensation, and payment for up to six weeks’ accrued but unused vacation. If the agreement is terminated due to Mr. Mishra’s death, his estate will receive payment of his base salary through the date of termination, any earned but unpaid incentive compensation, and payment for up to six weeks’ accrued but unused vacation. If the agreement is terminated due to Mr. Mishra’s disability he will receive payment of his base salary for a 90 day period following the date of termination, any earned but unpaid incentive compensation, and payment for up to six weeks’ accrued but unused vacation. If this agreement is terminated for cause, Mr. Mishra will receive his base salary through the date of termination, and payment for up to six weeks’ accrued but unused vacation. In return for the benefits described above, Mr. Mishra is required to sign a separation agreement and general release, and agreed not to compete with the Company for a 12 month period following termination of his employment, and not to solicit the customers of the Company or to solicit or employ the services of an employee of the Company for a 24 month period following termination of employment.

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Pursuant to Mr. Nalavadi’s employment agreement, if Mr. Nalavadi’s employment is terminated by the Company other than for cause, death or disability, or Mr. Nalavadi resigns his employment for good reason (including the Company’s breach of its material obligations under the Agreement, the Company assigning duties to Mr. Nalavadi which represent a material diminution of his authorities, duties or responsibilities, or requiring him to report to any person or entity other than the CEO, or the Company no longer permitting Mr. Nalavadi to work from El Dorado Hills, CA approximately one week per calendar month, and the Company does not reasonably cure any such action or event within 30 days of the date of notice from Mr. Nalavadi and Mr. Nalavadi resigns his employment within 30 days thereafter) Mr. Nalavadi will be entitled to (i) an amount equal to his (A) Base Salary (as defined) and (B) any amount of Earned Bonus (as defined), to be paid in substantially equal payments over a period of 12 months; and (ii) the continuation of his and his dependents’ medical and dental insurance until the earlier of the end of the maximum applicable COBRA coverage period or for the 12 month period immediately following Mr. Nalavadi’s termination (and if the COBRA period is shorter than the applicable 12 month period, pay Mr. Nalavadi an amount equal to the monthly cost charged by the Company for COBRA coverage during the period beginning upon the expiration of the maximum COBRA coverage period and the end of the 12 month continuation period); (iii) payment of up to six weeks’ accrued but unused vacation and (iv) have 25% of all Company stock options and all other Company equity-based and non-equity based awards and incentives and related compensation rights, or entitlements, but exclusive of any Bonus, to become vested (to the extent that 25% have not yet vested), and to the extent applicable, exercisable, regardless of the otherwise applicable vesting/exercise schedules in connection therewith, and be relieved to such extent of otherwise applicable transfer restrictions, lock-up or performance requirements and other restrictions and/or contingencies of any kind. If Mr. Nalavadi’s employment is terminated for death, his estate will receive payment of his base salary, any Earned Bonus (as defined), and reimbursement of all his incurred but unreimbursed reasonable business expenses, in each case through the date of termination, and payment of up to six weeks’ accrued but unused vacation. If Mr. Nalavadi’s employment is terminated for disability he will receive payment of his base salary for a 90 day period following the date of termination, a pro-rated bonus based on active duty with the Company and conditioned on attainment of quantitative objectives, reimbursement of all his incurred but unreimbursed reasonable business expenses and payment of up to six weeks’ accrued but unused vacation. If Mr. Nalavadi’s employment is terminated for cause, Mr. Nalavadi will receive his base salary through the date of termination, reimbursement of all his incurred but unreimbursed reasonable business expenses and payment of up to six weeks’ accrued but unused vacation. In return for the benefits described above, Mr. Nalavadi is required to sign a separation agreement and general release, and agreed, for a 12 month period following termination of his employment, not to compete or interfere with the Company, and not to employ or retain the services of an employee of the Company.

In the event Mr. Nalavadi is a “specified employee” as defined in Section 409A of the Code at the time of his termination of employment, the payments referenced above (for both change-of-control and other than upon change-of-control) shall be delayed until the date that is six months and one day following his termination of employment (or, if earlier, the earliest other date as is permitted under Section 409A of the Code). The amount payable on such date shall include all amounts that would have been payable to Mr. Nalavadi prior to that date but for the application of Section 409A and the remaining payments shall be made in substantially equal installments until fully paid. Notwithstanding the foregoing, the six month delay shall not apply to any such payments made (A) during the short term deferral period set forth in Treasury Regulation Section 1.409A-1(b)(4), or (B) after said short term deferral period, payable solely on account of an involuntary separation from service (as defined in Section 409A of the Code) and in an amount less than the Section 409A Severance Exemption Amount.

QUALIFICATION BY REFERENCE

The matters described in the sections titled "Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table" and "Potential Payments Upon Termination or Change-of-Control" are qualified in their entirety by reference to agreements previously filed by the Company in reports with the Securities and Exchange Commission.

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DIRECTOR COMPENSATION FOR 2011

Summary Director Compensation Table

The following table sets forth information regarding compensation paid or accrued to directors in fiscal year ended December 31, 2011 for service as a Director.

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)		All Other Compensation ($)	Total ($)

Haig S. Bagerdjian	30,000	91,800	(1); (2)	-	121,800
Louise C. Forlenza	40,000	91,800	(1); (3)	-	131,800
Stewart R. Massey	36,000	91,800	(1)	-	127,800
Todd H. Solomon	36,000	91,800	(1)	-	127,800
Anthea C. Stratigos	30,000	91,800	(1)	-	121,800
	172,000	459,000		-	631,000

(1)	Represents the dollar amount of the aggregate grant date fair value of 60,000 stock options granted in 2011. 100% of the stock options vest and become exercisable on May 2, 2014. The aggregate grant date fair value is the amount the Company expects to expense in its financial statements over the award’s vesting schedule. This amount reflects the Company’s accounting expense and does not correspond to the actual value that will be realized by the Director. For stock options, grant date fair value is calculated using the Black-Scholes option pricing model and is based on the value of the option on the grant date, which was $1.53 on May 2, 2011. For information on the valuation assumptions, see Note 8 in the Notes to Consolidated Financial Statements filed with the Annual Report on Form 10-K for year-end 2011.
(2)	As of December 31, 2011 Mr. Bagerdjian also held options to acquire 83,000 shares of common stock. The options were granted in prior years and are fully vested.
(3)	As of December 31, 2011 Ms. Forlenza also held options to acquire 78,232 shares of common stock. The options were granted in prior years and are fully vested.

Narrative Disclosure to Director Compensation Table

Each non-employee director is compensated at the rate of $2,500 per month, plus out-of-pocket expenses for each Board of Directors meeting they attend. Employees who are directors receive no compensation for serving on the Board of Directors. The Chair of the Audit Committee receives an additional $833.34 per month, and the Chair of the Compensation Committee and Lead Independent Director receive an additional $500 per month. Directors do not receive any compensation for serving as a member of a Committee of the Board of Directors.

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS

The Company maintains a written policy and procedures for the review, approval, or ratification of any related party transactions that the Company is required to report under this section of the Proxy Statement. A related party, for purposes of the Company’s policy, means any (1) person who is or was (since the beginning of the last fiscal year for which the Company has filed a Form 10-K and Proxy statement, even if they do not presently serve in that role) an executive officer, director or nominee for election as a director; (2) greater than five percent beneficial owner of the Company’s common stock; or (3) immediate family member of any of the foregoing. Immediate family member includes a person’s spouse, parents, stepparents, children, stepchildren, siblings, mothers- and fathers-in-law, sons- and daughters-in-law, and brothers- and sisters-in-law and anyone residing in such person’s home (other than a tenant or employee).

Under the related party transaction policy, any transaction, arrangement or relationship or series of transactions, arrangements or relationships in which the aggregate amount involved will or may be expected to exceed $120,000 in any calendar year between the Company and a related party must be approved by the Audit Committee, unless the transaction, arrangement or relationship is pre-approved under the policy.

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As set forth in the policy, in the course of its review, approval or ratification of a related party transaction the Audit Committee considers, among other factors it deems appropriate, whether the transaction is on terms no less favorable to the Company than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related party’s interest in the transaction.

No director shall participate in any discussion or approval of a related party transaction for which he or she is a related party, except that the director shall provide all material information concerning the transaction to the Audit Committee and, if a member of the Audit Committee, may be counted in determining the presence of a quorum at any meeting at which the transaction is discussed and/or approved.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of March 31, 2012, certain information regarding the beneficial ownership (as defined in Rule 13d-3 under the Securities Exchange Act of 1934) of the Company's Common Stock based upon the most recent information available to the Company for (i) each person known by the Company to own beneficially more than five (5%) percent of the Company's outstanding Common Stock, (ii) each director and nominee for director of the Company, (iii) each of the Company’s Named Executive Officers, and (iv) all Executive Officers and directors of the Company as a group. Unless otherwise indicated, each stockholder's address is c/o the Company, Three University Plaza, Hackensack, New Jersey 07601.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)	Percent of Class

Directors:
Jack S. Abuhoff (2)	1,608,639	6.26%
Haig S. Bagerdjian (3)	101,690	*
Louise C. Forlenza (4)	104,232	*
Stewart R. Massey	5,000	*
Todd H. Solomon	1,761,947	7.11%
Anthea C. Stratigos	-	-
Andargachew S. Zelleke	-	-

Named Executive Officers:

Ashok Mishra (5)	170,045	*
O’Neil Nalavadi (6)	85,863	*

All Executive Officers and Directors	3,837,416	14.74%
as a Group (9 persons) (7)

Known Beneficial Holders of More Than 5%

None

* Less than 1%.

(1)	Unless otherwise indicated, (i) each person has sole investment and voting power with respect to the shares indicated; and (ii) the shares indicated are currently outstanding shares. For purposes of this table, a person or group of persons is deemed to have "beneficial ownership" of any shares as of a given date which such person has the right to acquire within 60 days after such date. For purposes of computing the percentage of outstanding shares held by each person or group of persons named above on a given date, any security which such person or persons has the right to acquire within 60 days after such date is deemed to be outstanding for the purpose of computing the percentage ownership of such person or persons, but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. Subject to the foregoing, the percentages are calculated based on 24,766,609 shares outstanding.

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(2)	Includes currently exercisable options to purchase 913,500 shares of Common Stock.
(3)	Includes currently exercisable options to purchase 83,000 shares of Common Stock.
(4)	Includes currently exercisable options to purchase 78,232 shares of Common Stock.
(5)	Includes currently exercisable options to purchase 140,000 shares of Common Stock
(6)	Includes currently exercisable options to purchase 50,000 shares of Common Stock.
(7)	Includes currently exercisable options to purchase 1,264,732 shares of Common Stock.

 Compliance with Section 16(a) of the Exchange Act

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors, certain of its officers, and any person owning more than ten percent (10%) of the Company’s securities to file reports of ownership and changes of ownership with the Securities and Exchange Commission. The Company has procedures in place to assist its directors and officers in preparing and filing these reports on a timely basis. Based solely on a review of the forms filed, upon our records, and upon representations furnished by the Company’s officers and directors that no Form 5s were required, the Company believes that during the period from January 1, 2011 through December 31, 2011 all applicable Section 16(a) filing requirements were met.

PROPOSAL 2. RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

Subject to approval by the stockholders, the Board of Directors has appointed J.H. Cohn LLP as the independent auditors to audit the financial statements of the Company for the fiscal year ending December 31, 2012. J.H. Cohn LLP has served as the Company's auditors since September 2008. A representative of J.H. Cohn LLP is expected to be present at the Meeting and will have the opportunity to make a statement if he desires to do so. A representative of J.H. Cohn LLP is also expected to be available to respond to appropriate questions at the meeting.

In the event that the stockholders fail to ratify this appointment, other independent auditors will be considered upon recommendation of the Audit Committee. Even if this appointment is ratified, our Board of Directors, in its discretion, may direct the appointment of a new independent accounting firm at any time during the year, if the Board believes that such a change would be in the best interest of the Company and its stockholders.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR RATIFICATION OF THE APPOINTMENT OF J.H. COHN LLP AS INDEPENDENT AUDITORS.

PROPOSAL 3. APPROVAL OF THE COMPANY’S EXECUTIVE COMPENSATION ON AN ADVISORY BASIS

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the "Dodd-Frank Act") enables stockholders to vote to approve, on an advisory and non-binding basis, the compensation of the Company’s Named Executive Officers. Accordingly, you may vote on the following resolution at the 2012 annual meeting:

“RESOLVED, that the compensation paid to the Company’s Named Executive Officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion is hereby approved.”

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As described more fully in the Compensation Discussion and Analysis section of this Proxy Statement, the Company’s executive compensation program is designed to attract, motivate and retain individuals with the skills required to formulate and drive the Company’s strategic direction and achieve annual and long-term performance goals necessary to create stockholder value. Consistent with this philosophy, a significant percentage of the total compensation opportunity for each executive officer is based on measurable financial performance of the Company, and on the performance of the Company’s stock on a long term basis.

Although this vote is non-binding, the Board of Directors and the Compensation Committee value the opinion of the stockholders and will consider the outcome of the vote when making future compensation decisions.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS.

PROPOSAL 4. APPROVAL OF AN AMENDMENT TO THE COMPANY’S CERTIFICATE OF INCORPORATION TO CHANGE THE COMPANY’S NAME FROM INNODATA ISOGEN, INC. TO INNODATA INC.

On February 28, 2012, the Board of Directors approved, subject to stockholder approval, an amendment to the Company’s Certificate of Incorporation to change the Company’s name from Innodata Isogen, Inc. to Innodata Inc. The Company proposes to amend Paragraph 1 of the Company’s Certificate of Incorporation to read:

1.	The name of the Corporation is Innodata Inc.

Management of the Company and the Board of Directors believe that the simpler, more concise name of Innodata Inc. will help reflect a fresh and exciting new perspective on the Company’s business. Taken in concert with the Company’s strategic commitment to technology innovation, end-to-end strategic services and entry into new markets, the more concise name will convey and reflect the Company’s sense of energy and innovation.

If this proposal is approved by the stockholders the name change will become effective upon the filing of the amendment to the Certificate of Incorporation with the Secretary of State of the State of Delaware. The Company intends to file the amendment to the Certificate of Incorporation promptly after the stockholders approve the name change.

The change in the Company's name will not affect the status of the Company or the rights of any stockholder in any respect, or the transferability of stock certificates presently outstanding.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE APPROVAL OF AN AMENDMENT TO THE COMPANY’S CERTIFICATE OF INCORPORATION TO CHANGE THE COMPANY’S NAME FROM INNODATA ISOGEN, INC. TO INNODATA INC.

VOTE REQUIRED

Election of Directors. Directors will be elected at the meeting by a plurality of the votes cast (i.e., the seven nominees receiving the greatest number of votes will be elected as directors).

Ratification of the Appointment of Independent Auditors. The appointment of J.H. Cohn LLP as independent auditors requires the affirmative vote of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote on the matter.

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Approval of the Company’s Executive Compensation on an Advisory Basis. The compensation of the named executive officers will be approved, on an advisory basis, if it receives the affirmative vote of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote on the matter. Abstentions will have the same effect as a vote against such approval, whereas broker non-votes and shares not represented at the meeting will not be counted for purposes of determining whether such approval has been received.

Approval of an Amendment to the Company’s Certificate of Incorporation to Change the Company’s Name to Innodata Inc. The approval of an Amendment to the Company’s Certificate of Incorporation to change the Company’s name from Innodata Isogen, Inc. to Innodata Inc. requires the affirmative vote of a majority of the outstanding shares entitled to vote on the matter. Abstentions will have the same effect as a vote against such approval.

EXPENSE OF SOLICITATION

The cost of soliciting Proxies, which also includes the preparation, printing and mailing of the Proxy Statement, will be borne by the Company. Solicitation will be made by the Company primarily through the mail, but regular employees of the Company may solicit Proxies personally, by telephone, facsimile or electronic communication. The Company will request brokers and nominees to obtain voting instructions of beneficial owners of the stock registered in their names and will reimburse them for any expenses incurred in connection therewith. In addition, we have retained Eagle Rock Proxy Advisors to assist in the solicitation of Proxies for the 2012 Annual Meeting at a fee of $4,000 plus associated costs and expenses.

HOUSEHOLDING

We have adopted a procedure approved by the SEC called “householding.” Under this procedure, multiple shareowners who share the same last name and address and do not participate in electronic delivery will receive only one copy of the annual Proxy materials or notice regarding the internet availability of Proxy materials. If the household received a printed set of Proxy materials by mail, each shareowner will receive his or her own Proxy card by mail. We have undertaken householding to reduce our printing costs and postage fees.

If you wish to opt out of householding and continue to receive multiple copies of the Proxy materials or notice regarding the internet availability of Proxy materials at the same address, you may do so at any time prior to thirty days before the mailing of Proxy materials or notice regarding the internet availability of Proxy materials, which typically are mailed in May of each year, by notifying us in writing or by telephone at: Innodata Isogen, Inc. Investor Relations, 3 University Plaza, Hackensack, New Jersey 07601, (201) 371-8000. You also may request additional copies of the Proxy materials or notice regarding the internet availability of Proxy materials by notifying us in writing or by telephone at the same address or telephone number.

STOCKHOLDER PROPOSALS FOR THE 2013 ANNUAL MEETING

Notice Required to Include Proposals in Our Proxy Statement

We will review for inclusion in next year's proxy statement shareholder proposals received by December 31, 2012. All proposals must meet the requirements set forth in the rules and regulations of the SEC in order to be eligible for inclusion in the proxy statement. Proposals should be sent to Innodata Isogen, Inc., Three University Plaza, Hackensack, New Jersey 07601, Attention: Corporate Secretary.

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Notice Required to Bring Business Before an Annual Meeting

Our by-laws establish an advance notice procedure for stockholders to make nominations of candidates for election of director or to bring other business before an annual meeting. Under these procedures, a stockholder who proposes to nominate a candidate for director or propose other business at the 2013 annual meeting of stockholders, must give us written notice of such nomination or proposal not less than 60 days and not more than 90 days prior to the scheduled date of the meeting (or, if less than 70 days' notice or prior public disclosure of the date of the meeting is given, then not later than the 15th day following the earlier of (i) the date such notice was mailed; or (ii) the day such public disclosure was made). Such notice must provide certain information as specified in our by-laws and must be received at our principal executive offices by the deadline specified above.

Annual Report on Form 10-K

A copy of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011, as filed with the SEC, excluding exhibits, is being mailed to you concurrently herewith. The exhibits to the Annual Report on Form 10-K are available upon payment of charges that approximate our cost of reproduction by written request addressed to Investor Relations, Innodata Isogen, Inc., 3 University Plaza, Hackensack, New Jersey 07601.

OTHER MATTERS

The Company knows of no items of business that are expected to be presented for consideration at the Meeting which are not enumerated herein. However, if other matters properly come before the Meeting, it is intended that the person named in the accompanying Proxy will vote thereon in accordance with his best judgment.

PLEASE DATE, SIGN AND RETURN THE PROXY CARD AT YOUR EARLIEST CONVENIENCE IN THE ENCLOSED RETURN ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES. A PROMPT RETURN OF YOUR PROXY CARD WILL BE APPRECIATED AS IT WILL SAVE THE EXPENSE OF FURTHER MAILINGS.

Hackensack, New Jersey	By Order of the Board of Directors
April [23], 2012
/s/ Amy R. Agress

Amy R. Agress
Vice President, General Counsel and Secretary

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ANNUAL MEETING OF STOCKHOLDERS OF

INNODATA ISOGEN, INC.

June 5, 2012

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The Notice of Meeting, proxy statement and proxy card
are available at http://www.innodata.com/proxy

Please sign, date and mail your proxy card in the envelope provided as soon as possible.

↓ Please detach along perforated line and mail in the envelope provided. ↓

20733300000000000000 6 060512

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. Election of Directors:

☐ **FOR ALL NOMINEES**

☐ **WITHHOLD AUTHORITY FOR ALL NOMINEES**

☐ **FOR ALL EXCEPT** (See instructions below)

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark **"FOR ALL EXCEPT"** and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

	FOR	AGAINST	ABSTAIN
2. Ratification of the selection of J.H. Cohn LLP as independent auditors.	☐	☐	☐
3. Advisory approval of executive compensation.	☐	☐	☐
4. Approval of an amendment to the Company's Certificate of Incorporation to change the Company's name from Innodata Isogen, Inc. to Innodata Inc.	☐	☐	☐

THE SHARES REPRESENTED BY THIS PROXY, DULY EXECUTED, WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE. IF NO SPECIFICATION IS MADE, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN FAVOR OF EACH OF THE ABOVE NOMINEES, FOR SELECTION OF J.H. COHN LLP AS INDEPENDENT AUDITORS, FOR THE ADVISORY APPROVAL OF EXECUTIVE COMPENSATION, FOR THE APPROVAL OF AN AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION TO CHANGE THE COMPANY'S NAME FROM INNODATA ISOGEN, INC. TO INNODATA INC. AND FOR SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING AS THE PROXYHOLDERS DEEM ADVISABLE.

TO ASSURE YOUR REPRESENTATION AT THE ANNUAL MEETING, PLEASE MARK, SIGN AND DATE THIS PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.

Signature of Stockholder ____________ Date: ______ Signature of Stockholder ____________ Date: ______

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.